Exhibit 99.1
COINSTAR, INC. ANNOUNCES THIRD QUARTER 2009 RESULTS
Solid Performance In Core DVD and Coin Businesses
BELLEVUE, Wash.—November 5, 2009—Coinstar, Inc. (NASDAQ: CSTR) today announced financial results for the third quarter and nine-month period ended September 30, 2009, which reflect the sale of its entertainment services business on September 8, 2009.
As a result of the sale, Coinstar recorded income from discontinued operations, net of tax, of $31.7 million, or $1.03 per diluted share, for the third quarter. The $31.7 million included a loss from the operations of the discontinued business for the third quarter of $0.7 million, or a loss of $0.02 per share. In addition, Coinstar recorded a pre-tax loss on disposal of $49.8 million and a one-time tax benefit of $82.2 million on the sale of the entertainment services business, netting to $32.4 million, or $1.05 per share. All prior period results have been adjusted to reflect the results of the entertainment services business as discontinued operations.
Highlights for the quarter ended September 30, 2009, were as follows:

• Revenue	$296.0	million
• Adjusted EBITDA from continuing operations (See Appendix A)	$54.9	million
• Income from continuing operations	$9.7	million
• Income from discontinued operations, net of tax	$31.7	million
• Net income attributable to Coinstar, Inc.	$41.4	million
• Earnings from continuing operations per diluted share	$0.31
• Earnings per diluted share	$1.34
Highlights for the nine-month period ended September 30, 2009, were as follows:

• Revenue	$816.8	million
• Adjusted EBITDA from continuing operations (See Appendix A)	$147.6	million
• Income from continuing operations	$25.9	million
• Income from discontinued operations, net of tax	$28.0	million
• Net income attributable to Coinstar, Inc.	$50.3	million
• Earnings from continuing operations per diluted share	$0.74
• Earnings per diluted share	$1.66
Financial results for the third quarter of 2009 included the following:
Revenue for the third quarter of 2009 totaled $296.0 million, an increase of 45.5 percent compared with revenue of $203.5 million in the third quarter of 2008.
Income from operations for the quarter was $27.1 million, resulting in a 9.2 percent operating margin, compared with income from operations of $20.2 million and a 9.9 percent operating margin in the third quarter of 2008.
Income from continuing operations for the quarter was $9.7 million, or $0.31 per diluted share, an increase of 22.5 percent compared with income from continuing operations of $7.9 million, or $0.27 per diluted share, in the third quarter of 2008.

Net income attributable to Coinstar for the quarter was $41.4 million, or $1.34 per diluted share, compared with net income attributable to Coinstar of $4.5 million, or $0.16 per diluted share, in the third quarter of 2008.
“In the third quarter, our core DVD rental and coin-counting businesses continued to produce solid results at both the top and bottom line,” said Paul Davis, chief executive officer of Coinstar, Inc. “Our performance reflects Coinstar’s strength in self-service automated retail and our consistent ability to deliver value and convenience to our consumers and retailers.”
Other Information
On September 16, 2009, Coinstar completed a debt offering of $200 million of convertible senior notes and raised $193.3 million, net of expenses. The net proceeds of the convertible offering were used to pay the outstanding balance of the company’s Term Loan under its senior secured credit facility, which was $87.5 million. The company used the remaining proceeds of $105.8 million to pay down part of its existing credit facility.
Cash paid for capital expenditures for the third quarter ended September 30, 2009 was $29.6 million, compared with $49.5 million in the third quarter of 2008.
At September 30, 2009, Coinstar had federal and state cumulative net operating loss carryforwards of approximately $248.6 million and $242.3 million, respectively. In addition, Coinstar had foreign net operating loss carryforwards of approximately $33.6 million. The state and foreign loss carryforwards are subject to certain limitations that may prevent or delay utilization of the losses against future income. Although Coinstar recorded $6.8 million in tax expense for the continuing operations for the quarter, cash paid for taxes during the quarter totaled $0.3 million.
Full Year 2009 Guidance
Guidance provided by management reflects the sale of the entertainment services business and the increased GAAP interest expense from the convertible debt offering. For 2009, management expects revenue in the range of $1.115 to $1.165 billion. Management expects adjusted EBITDA from continuing operations in the range of $200 to $210 million. In addition, management announced that for 2009, on a fully diluted basis, it expects GAAP EPS from continuing operations in the range of $0.98 to $1.04 and GAAP EPS attributable to Coinstar, Inc. in the range of $1.90 to $1.96.
Conference Call
Coinstar management will host a conference call today at 2:00 p.m. PST (5:00 p.m. EST) to review the results. A live webcast of the conference call will be accessible on the Investor Relations section of Coinstar’s website at www.coinstar.com, where it will be archived. A telephonic replay of the call will be available approximately two hours after the call ends through November 19, 2009, at 1-888-286-8010 or 1-617-801-6888, passcode 88829130.
About Coinstar, Inc.
Coinstar, Inc. (NASDAQ: CSTR) is a leading provider of automated retail solutions offering convenient products and services that make life easier for consumers and drive incremental traffic and revenue for its retailers. The company’s core automated retail businesses are self-service coin counting and self-service DVD rental. Other Coinstar products and services include e-payment products — such as gift cards, prepaid debit cards and other prepaid products — and money transfer services. The company’s products and services can be found at more than 90,000 points of presence including supermarkets, drug stores, mass merchants, financial institutions, convenience stores, restaurants, and money transfer agents. For more information, visit www.coinstar.com.
Safe Harbor for Forward Looking Statements
Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “goals,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this release include statements regarding Coinstar, Inc.’s anticipated growth and future operating results. Forward-looking statements are not guarantees of future performance and actual results may vary materially from the results expressed or implied in such statements. Differences may result from actions taken by Coinstar, Inc., as well as from risks and uncertainties beyond Coinstar, Inc.’s control. Such risks and uncertainties include, but are not limited to, the termination, non-renewal or renegotiation on materially adverse terms of our contracts with our significant retailers, payment of increased service fees to retailers, the ability to attract new retailers, penetrate new markets and distribution channels, cross-sell our products and services and react to changing consumer demands, the ability to achieve the strategic and financial objectives for our entry into or expansion of new businesses, the ability to adequately protect our intellectual property, and the application of substantial federal, state, local and foreign laws and regulations specific to our business. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review “Risk Factors” described in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. These forward-looking statements reflect Coinstar, Inc.’s expectations as of the date of this release. Coinstar, Inc. undertakes no obligation to update the information provided herein.
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(Financial Statements Follow)
Contacts:
Media:
Marci Maule
Director of Public Relations
425-943-8277
marci.maule@coinstar.com
Investors:
Rosemary Moothart
Director of Investor Relations
425-943-8140
rosemary.moothart@coinstar.com

Appendix A
(in thousands)
Non-GAAP Measures
Non-GAAP measures may be provided as a complement to results provided in accordance with United States generally accepted accounting principles (“GAAP”). Non-GAAP measures are not a substitute for measures computed in accordance with GAAP. The definition of adjusted EBITDA from continuing operations, a non-GAAP measure, is provided below to allow the reader to reconcile non-GAAP data to that presented in accordance with GAAP. Our non-GAAP measure may be different from the presentation of financial information by other companies.
Adjusted EBITDA from continuing operations, as defined, represents earnings before net interest expense, income taxes, depreciation, amortization and certain other non-cash charges including the write-off from early retirement of debt, and stock-based compensation and share-based expenses from continuing operations. We believe adjusted EBITDA from continuing operations is an important non-GAAP measure as it provides useful information to investors regarding our ability to service, incur or pay down indebtedness. In addition, management uses this non-GAAP measure internally to evaluate performance and manage operations. See below for reconciliation of the most comparable GAAP measure, income from continuing operations, to adjusted EBITDA from continuing operations.

	Three-Month Period	Three-Month Period
	Ended September 30, 2009	Ended September 30, 2008
Income from continuing operations	$9,641	$7,870
Depreciation, amortization and other	25,461	17,425
Interest expense, net	9,342	5,214
Income taxes	6,761	6,357
Stock-based compensation and share-based expense	2,660	2,291
Early retirement of debt	1,082	—

Adjusted EBITDA from continuing operations	$54,947	$39,157

	Nine-Month Period	Nine-Month Period
	Ended September 30, 2009	Ended September 30, 2008
Income from continuing operations	$25,904	$23,573
Depreciation, amortization and other	72,805	48,220
Interest expense, net	24,326	15,010
Income taxes	16,231	13,272
Stock-based compensation and share-based expense	7,297	6,175
Early retirement of debt	1,082	—

Adjusted EBITDA from continuing operations	$147,645	$106,250

Coinstar, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Nine Month Periods		Three Month Periods
	Ended September 30,		Ended September 30,
	2009	2008	2009	2008
REVENUE	$816,786	$533,817	$295,970	$203,452
EXPENSES:
Direct operating	559,054	344,232	203,650	134,342
Marketing	16,605	13,946	5,833	7,372
Research and development	3,916	3,578	1,360	1,157
General and administrative	96,524	65,789	32,570	22,997
Depreciation and other	66,864	41,997	23,432	15,384
Amortization of intangible assets	5,941	6,223	2,029	2,041
Proxy, write-off of acquisition costs, and litigation settlement	—	3,084	—	—

Income from operations	67,882	54,968	27,096	20,159
OTHER INCOME (EXPENSE):
Foreign currency loss and other, net	(339)	(2,775)	(270)	(717)
Interest income	184	1,063	30	180
Interest expense	(24,510)	(16,073)	(9,372)	(5,394)
Loss from equity investments	—	(338)	—	(1)
Early retirement of debt	(1,082)	—	(1,082)	—

Income from continuing operations before income taxes	42,135	36,845	16,402	14,227
Income tax expense	(16,231)	(13,272)	(6,761)	(6,357)

Income from continuing operations	25,904	23,573	9,641	7,870
Income (loss) from discontinued operations, net of tax	28,007	(2,892)	31,722	(12)

Net income	53,911	20,681	41,363	7,858
Less: Net income attributable to non-controlling interests	(3,627)	(10,789)	—	(3,347)

NET INCOME ATTRIBUTABLE TO COINSTAR, INC.	$50,284	$9,892	$41,363	$4,511

BASIC EARNINGS PER SHARE:
Basic earnings per share from continuing operations attributable to Coinstar, Inc.	$0.75	$0.45	$0.32	$0.16
Basic earnings per share from discontinued operations attributable to Coinstar, Inc.	0.94	(0.10)	1.04	—

Basic earnings per share attributable to Coinstar, Inc.	$1.69	$0.35	$1.36	$0.16

DILUTED EARNINGS PER SHARE:
Diluted earnings per share from continuing operations attributable to Coinstar, Inc.	$0.74	$0.45	$0.31	$0.16
Diluted earnings per share from discontinued operations attributable to Coinstar, Inc.	0.92	(0.10)	1.03	—

Diluted earnings per share attributable to Coinstar, Inc.	$1.66	$0.35	$1.34	$0.16

WEIGHTED SHARES OUTSTANDING:
Basic	29,829	27,992	30,437	28,170
Diluted	30,209	28,507	30,840	28,685

Coinstar, Inc.
Consolidated Balance Sheets
(in thousands, except share data)
(unaudited)

	September 30,	December 31,
	2009	2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$68,411	$66,408
Cash in machine or in transit	49,290	34,583
Cash being processed	65,679	91,044
Accounts receivable, net of allowance for doubtful accounts of $4,076 and $2,702 at September 30, 2009 and December 31, 2008, respectively	57,235	51,908
Inventory	88,041	92,247
Deferred income taxes	8,594	6,881
Prepaid expenses and other current assets	24,990	24,715

Total current assets	362,240	367,786
PROPERTY AND EQUIPMENT, NET	382,184	348,949
DEFERRED INCOME TAXES	103,567	4,338
OTHER ASSETS	16,511	11,865
INTANGIBLE ASSETS, NET	32,877	43,385
GOODWILL	292,361	290,391

TOTAL ASSETS	$1,189,740	$1,066,714

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$100,919	$132,194
Accrued payable to retailers and agents	115,303	132,490
Other accrued liabilities	82,027	87,500
Current portion of long-term debt	6,682	11,655
Current portion of capital lease obligations	27,428	20,264

Total current liabilities	332,359	384,103
LONG-TERM DEBT AND OTHER	418,667	295,942
CAPITAL LEASE OBLIGATIONS	31,950	23,509
DEFERRED TAX LIABILITY	60	12,072

TOTAL LIABILITIES	783,036	715,626

EQUITY:
Preferred stock, $0.001 par value—Authorized, 5,000,000 shares; no shares issued and outstanding at September 30, 2009 and December 31, 2008	—	—
Common stock, $0.001 par value—Authorized, 45,000,000 shares; 32,894,913 and 30,181,151 issued and 30,968,832 and 28,255,070 shares outstanding at September 30, 2009 and December 31, 2008, respectively	401,532	369,735
Retained earnings (accumulated deficit)	47,612	(2,672)
Treasury stock	(40,831)	(40,831)
Accumulated other comprehensive loss	(1,609)	(6,204)

Total stockholders’ equity	406,704	320,028

Non-controlling interest	—	31,060

Total equity	406,704	351,088

TOTAL LIABILITIES AND EQUITY	$1,189,740	$1,066,714

Coinstar, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Month Periods
	Ended September 30,
	2009	2008
OPERATING ACTIVITIES:
Net income	$53,911	$20,681
Adjustments to reconcile net income to net cash provided by operating activities from continuing operations:
Depreciation and other	66,864	41,997
Amortization of intangible assets and deferred financing fees	6,907	6,608
Write-off of acquisition costs	1,262	1,004
Non-cash stock-based compensation for employees	6,232	6,288
Share-based payments for DVD agreement	1,091	—
Excess tax benefit on share-based awards	—	(615)
Deferred income taxes	3,582	9,231
Income from equity investments	—	3,449
(Income) loss from discontinued operations, net of tax	(28,007)	2,892
Loss on early retirement of debt	1,082	—
Other	632	835
Cash (used) provided by changes in operating assets and liabilities, net of effects of business acquisitions	(70,480)	14,996

Net cash provided by operating activities from continuing operations	43,076	107,366
INVESTING ACTIVITIES:
Purchase of property and equipment	(105,141)	(115,740)
Acquisitions, net of cash acquired of $43,621 in 2008	(1,229)	(24,829)
Proceeds from sale of fixed assets	214	290

Net cash used by investing activities from continuing operations	(106,156)	(140,279)
FINANCING ACTIVITIES:
Principal payments on capital lease obligations and other	(18,642)	(12,119)
Proceeds from capital lease financing	22,020	—
Net (payments) borrowings on credit facility	(35,000)	34,000
Convertible debt borrowings, net of underwriting discount and commissions of $6,000	194,000	—
Financing costs associated with revolving line of credit and convertible debt	(3,984)	—
Cash used to purchase remaining non-controlling interests in Redbox	(113,867)	—
Excess tax benefit on share-based awards	—	615
Proceeds from exercise of stock options	10,889	8,547

Net cash provided by financing activities from continuing operations	55,416	31,043
Effect of exchange rate changes on cash	2,996	(2,462)
NET DECREASE IN CASH AND CASH EQUIVALENTS, CASH IN MACHINE OR IN TRANSIT, AND CASH BEING PROCESSED FROM CONTINUING OPERATIONS	(4,668)	(4,332)
CASH FLOWS FROM DISCONTINUED OPERATIONS:
Operating cash flows	14,872	2,761
Investing cash flows	(16,397)	(8,130)
Financing cash flows	(2,462)	(4,140)

	(3,987)	(9,509)

NET DECREASE IN CASH AND CASH EQUIVALENTS, CASH IN MACHINE OR IN TRANSIT , AND CASH BEING PROCESSED	(8,655)	(13,841)
CASH AND CASH EQUIVALENTS, CASH IN MACHINE OR IN TRANSIT, AND CASH BEING PROCESSED:
Beginning of period	192,035	196,592

End of period	$183,380	$182,751